Exhibit 4.5

ACAR LEASING LTD.,

as Borrower,

GM FINANCIAL

as Lender and Servicer

And

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Administrative Agent and Collateral Agent,

20    -   EXCHANGE NOTE SUPPLEMENT

Dated as of             , 20

i

ii

20    -   EXCHANGE NOTE SUPPLEMENT, dated as of             , 20    (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Supplement” or this “Agreement”), among ACAR LEASING LTD., a Delaware statutory trust, as Borrower (the “Borrower”), AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM Financial, a Delaware corporation (“GM Financial”), as lender (in such capacity, the “Lender”) and as servicer (in such capacity, the “Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).

WHEREAS, Section 4.1 of the Amended and Restated Credit and Security Agreement, dated as of May 23, 2013 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”), among the Borrower, the Lender and Servicer, the Administrative Agent and the Collateral Agent provides that the parties thereto may at any time and from time to time enter into a supplement to the Credit and Security Agreement for the purpose of authorizing the issuance, execution and authentication of one or more Exchange Notes; and

WHEREAS, the Lender enters into this Supplement with the other parties hereto as required by Section 4.2(e)(i) of the Credit and Security Agreement to provide for the issuance, authentication and delivery of the 20    -   Exchange Note.

NOW, THEREFORE, the parties to this Supplement wish to create the 20    -   Exchange Note and specify the principal terms thereof in accordance with the following terms and conditions.

ARTICLE I

USAGE AND DEFINITIONS

SECTION 1.1. Usage and Definitions. Capitalized terms used in this Supplement that are not otherwise defined herein or in the Definitions Appendix hereto shall have the meanings assigned to them in the Credit and Security Agreement. The “Other Definitional Provisions” set forth in Section 1.2 of the Credit and Security Agreement are incorporated by reference into this Supplement.

ARTICLE II

THE 20    -   EXCHANGE NOTE

SECTION 2.1. Creation and Designation.

(a) An Exchange Note that is to be designated and known as the “20    -   Exchange Note” is hereby created.

(b) The terms of the 20    -   Exchange Note are as follows:

(i) the “Exchange Note Issuance Date” will be             , 20    ;

(ii) the “Exchange Note Initial Principal Balance” will be $            ;

(iii) the “Cutoff Date” will be             , 20    ;

(iv) the “Exchange Note Interest Rate” will be equal to     %;

(v) the “Exchange Note Final Scheduled Payment Date” will be the Payment Date occurring in             , 20    ;

(vi) the 20    -   Exchange Note will be issued as a single class; and

(vii) the 20    -   Exchange Note will not be rated.

SECTION 2.2. Form of Execution, Authentication and Delivery of the 20    -   Exchange Note; Delivery and Payment for the 20    -   Exchange Note.

(a) The 20    -   Exchange Note, together with the Administrative Agent’s certificate of authentication on the 20    -   Exchange Note, will be delivered in the form of a certificated note substantially in the form set forth as Exhibit A and will satisfy the requirements of Sections 4.1 and 4.2 of the Credit and Security Agreement. The 20    -   Exchange Note may be Transferred only in whole and not in part.

(b) Following satisfaction of the conditions set forth in Section 4.2(e) of the Credit and Security Agreement, the Administrative Agent will (i) acknowledge this Supplement, and (ii) authenticate and deliver the 20    -   Exchange Note in accordance with Section 4.2(f) of the Credit and Security Agreement.

(c) The Borrower represents and warrants that upon satisfaction of the conditions set forth in Sections 2.2(a) and (b), the 20    -   Exchange Note will have been duly authorized, executed and delivered under this Supplement.

(d) The 20    -   Exchange Note will state that (i) if an Insolvency Event occurs with respect to the Borrower, any claim that the 20    -   Exchange Noteholder may seek to enforce at any time against the Borrower will be limited in recourse to the 20    -   Designated Pool, (ii) if, notwithstanding clause (i), the 20    -   Exchange Noteholder is deemed to have any claim against the assets of the Borrower other than the assets included in the 20    -   Designated Pool, such claim will be subordinate to the payment in full, including post-petition interest, of the claims of the Lender and to the holders of (A) all other Exchange Notes, and (B) in the case of assets allocated to a Specified Interest other than the Series CSA Interest, all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the Borrower and all related hedging arrangements, and (iii) such recitation constitutes an enforceable subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

SECTION 2.3. Transfer Restrictions with Respect to the 20    -   Exchange Note. By acceptance of the 20    -   Exchange Note, the 20    -   Exchange Noteholder agrees to comply with the transfer restrictions set forth in Section 4.4 of the Credit and Security Agreement.

SECTION 2.4. Interest Payments on the 20    -   Exchange Note. For each Payment Date, the amount of interest due on the 20    -   Exchange Note (the “Exchange Note Interest Payment Amount”) will be an amount equal to the sum of (a) the sum of the amounts calculated for each day during the related Interest Period equal to the product of (i) the Exchange Note Balance as of such day, times (ii) the Exchange Note Interest Rate on such day, times (iii) 30/360 (or, in the case of the first Payment Date, 32/360), plus (b) the portion of the Exchange Note Interest Payment Amount, if any, that was not paid on any prior Payment Date plus interest on such unpaid amount, to the extent permissible by law, at the Exchange Note Interest Rate.

SECTION 2.5. Payments of Principal on the 20    -   Exchange Note. For each Payment Date, the amount of principal payable on the 20    -   Exchange Note (the “Exchange Note Principal Payment Amount”) will be an amount equal to the sum of (a) the difference between (i) the Designated Pool Balance as of the close of business on the last day of the immediately preceding Collection Period, minus (ii) the Designated Pool Balance as of the close of business on the last day of the related Collection Period, plus (b) the portion of the Exchange Note Principal Payment Amount, if any, that was not paid on any prior Payment Date; provided, that, for each Payment Date occurring on or after the Exchange Note Final Scheduled Payment Date, the Exchange Note Principal Payment Amount will equal the entire outstanding 20    -   Exchange Note Balance as of such Payment Date; provided, further, that, for each Payment Date occurring on or after the acceleration of the 20    -   Exchange Note following an Exchange Note Default, the Exchange Note Principal Payment Amount will equal the entire unpaid Exchange Note Balance as of such Payment Date.

SECTION 2.6. Decreases in the Exchange Note Balance; Cancellation of the 20    -   Exchange Note.

(a) At any time the Note Principal Balance of the Notes is reduced to zero, the Exchange Note Balance will be reduced to zero at such time.

(b) GM Financial may not effect the cancellation of the 20    -   Exchange Note pursuant to Section 4.7 of the Credit and Security Agreement unless the 20    -   Exchange Note has been released from the lien of the Indenture pursuant to Section 8.4 thereof or unless it has purchased such 20    -   Exchange Note in accordance with an Optional Purchase.

ARTICLE III

THE 20    -   DESIGNATED POOL

SECTION 3.1. The 20    -   Designated Pool.

(a) The Collateral Lease Agreements and the Collateral Leased Vehicles listed on Schedule A hereto (the “Schedule of 20    -   Lease Agreements and 20    -   Leased Vehicles”), will constitute the 20    -   Designated Pool as of the Cutoff Date. The 20    -   Exchange Note will be payable solely from Collections on the Collateral Assets included in the 20    -   Designated Pool in accordance with the priorities in Section 5.1. For purposes of determining the Collections that are applicable to the 20    -   Designated Pool, the Collateral Assets included in the 20    -   Designated Pool will be deemed to have been included in the 20    -   Designated Pool from and after the Cutoff Date.

(b) Any Collateral Assets reallocated from the 20    -   Designated Pool, including following a sale of the related Leased Vehicle or upon an Optional Purchase of the Notes, will be deemed to have been reallocated to the Lending Facility Pool as of the date of such sale.

(c) At any time that Collateral Assets are included in the 20    -   Designated Pool they will not be included in the Lending Facility Pool or in any other Designated Pool. Collateral Assets that are included in the Lending Facility Pool or any other Designated Pool as of the Cutoff Date will not be included in the 20    -   Designated Pool.

(d) At any time the Exchange Note Balance is reduced to zero, the Collateral Assets included in the 20    -   Designated Pool at such time will be reallocated to the Lending Facility Pool.

(e) Upon repayment in full of the 20    -   Exchange Note, the 20    -   Designated Pool will be deemed to be terminated and all Collateral Assets included in the 20    -   Designated Pool at the time of such termination will be reallocated to the Lending Facility Pool.

ARTICLE IV

EXCHANGE NOTE DEFAULTS AND REMEDIES

SECTION 4.1. 20    -   Exchange Note Defaults. Any of the following events or occurrences shall constitute the “Exchange Note Defaults” with respect to the 20    -   Exchange Note: (a) the events set forth in Section 6.3(a) of the Credit and Security Agreement, or (b) the acceleration of the Notes under the Indenture following the occurrence of an Event of Default set forth in Section 5.1 thereof.

SECTION 4.2. Exchange Note Remedies.

(a) If an Exchange Note Default has occurred, the 20    -   Exchange Noteholder may take the actions set forth in Section 6.4(a) of the Credit and Security Agreement.

(b) Any Secured Party may submit a bid with respect to any such liquidation or sale of the Collateral included in the 20    -   Designated Pool pursuant to Section 6.4(a)(ii)(z) of the Credit and Security Agreement.

ARTICLE V

APPLICATION OF COLLECTIONS ON THE 20    -   DESIGNATED POOL

SECTION 5.1. Application of Collections on the 20    -   Designated Pool when No Exchange Note Default Has Occurred. On each Payment Date (unless an Exchange Note Default has occurred prior to such Payment Date and the Exchange Note Balance has been accelerated), the Indenture Trustee will, with respect to the 20    -   Designated Pool (based on the information contained in the Servicer’s Certificate delivered with respect to such Payment

Date), withdraw from the 20    -   Exchange Note Collections Account an amount equal to the 20    -   Designated Pool Collections for such Payment Date and apply such amounts in accordance with the following order of priority:

(a) to the Servicer, the Designated Pool Servicing Fee for the related Collection Period, to the extent that such amounts have not been paid from 20    -   Designated Pool Collections that have been retained by the Servicer in a manner permitted by any other Program Document;

(b) to the 20    -   Exchange Noteholder, the Exchange Note Interest Payment Amount;

(c) to the 20    -   Exchange Noteholder, the Exchange Note Principal Payment Amount, as a payment of principal of the 20    -   Exchange Note until the Exchange Note Balance has been reduced to zero;

(d) to the 20    -   Exchange Noteholder, the amount, if any by which the amounts that it is obligated to pay pursuant to Sections 8.3(a)(i) through (xvii) of the Indenture on such Payment Date exceed the amounts received by it pursuant to clauses (b) and (c), above, on such Payment Date; and

(e) all remaining funds, to be applied as Collections on the Lending Facility Pool in the manner and in the priority set forth in Section 10.2 of the Credit and Security Agreement.

All amounts payable to the 20    -   Exchange Noteholder pursuant to this Section 5.1 will be deposited by the Indenture Trustee into the Indenture Collections Account.

SECTION 5.2. Modified Priorities Following Liquidation. Notwithstanding Section 5.1, on each Payment Date following the acceleration of the 20    -   Exchange Note following an Exchange Note Default, the Indenture Trustee will, with respect to the 20    -   Designated Pool (based on the information contained in the Servicer’s Certificate delivered with respect to such Payment Date), withdraw from the 20    -   Exchange Note Collection Accounts an amount equal to the 20    -   Designated Pool Collections for such Payment Date and apply such amounts, together with the proceeds of the sale or liquidation of any portion of the Collateral included in the 20    -   Designated Pool pursuant to Section 6.4(a)(ii)(z) of the Credit and Security Agreement, in accordance with the following priorities:

(a) to pay to the Collateral Agent any amounts due with respect to the 20    -   Exchange Note or the 20    -   Designated Pool under Section 3.1(c) or Article VIII of the Credit and Security Agreement to the extent such amounts have not been paid by the Borrower, but not to exceed $             in any consecutive twelve (12) month period;

(b) to pay to the Administrative Agent any amounts due with respect to the 20    -   Exchange Note or the 20    -   Designated Pool under Section 7.5 or Article VIII of the Credit and Security Agreement to the extent such amounts have not been paid by the Borrower, but not to exceed $             in any consecutive twelve (12) month period;

(c) to make the payments described in Section 5.1(a);

(d) to make payments to the 20    -   Exchange Noteholder, to the extent necessary to pay all accrued and unpaid interest on the 20    -   Exchange Note and any interest on such accrued and unpaid interest at the Exchange Note Interest Rate;

(e) to make payments to the 20    -   Exchange Noteholder, to the extent necessary to reduce the Exchange Note Balance to zero;

(f) to the 20    -   Exchange Noteholder, the amount, if any by which the amounts that it is obligated to pay pursuant to Sections 5.4(c)(FIRST) through (NINTH) of the Indenture on such Payment Date exceed the amounts received by it pursuant to clauses (d) and (e), above, on such Payment Date; and

(g) to make payments in the manner described in Section 5.1(e).

All amounts payable to the 20    -   Exchange Noteholder pursuant to this Section 5.2 will be deposited by the Indenture Trustee into the Indenture Collections Account.

ARTICLE VI

SECURITY INTEREST

SECTION 6.1. Security Interest.

(a) The Borrower hereby confirms its Grant under the Credit and Security Agreement of a security interest in the Collateral to the Collateral Agent. In addition, the Borrower hereby Grants to the Collateral Agent on behalf of the 20    -   Secured Parties a security interest in the Collateral and acknowledges and agrees that such Grant includes (but is not limited to) a Grant to the Collateral Agent on behalf of the 20    -   Exchange Noteholder a security interest in the Collateral Assets included in the 20    -   Designated Pool.

(b) For so long as the 20    -   Exchange Note is outstanding, the Collateral Agent agrees to deliver a copy of each opinion received by it pursuant to Section 5.5 of the Credit and Security Agreement to each Noteholder promptly after its receipt thereof.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1. Amendments.

(a) Subject to Sections 7.1(c) and (d) of this Supplement, this Supplement may only be amended in accordance with Article IX of the Credit and Security Agreement.

(b) Promptly upon the execution of any such amendment, (i) the Servicer will send a copy of such amendment to the Indenture Trustee, and (ii) the Indenture Trustee will notify each 20    -   Exchange Noteholder of the substance of such amendment.

(c) Notwithstanding Article IX of the Credit and Security Agreement, the parties hereto agree that they shall not amend the Credit and Security Agreement or this Supplement pursuant to Section 9.1 of the Credit and Security Agreement without the consent of the 20    -   Exchange Noteholder unless the 20    -   Exchange Noteholder shall have received an Opinion of Counsel to the effect that such amendment will not materially adversely affect the interests of the 20    -   Exchange Noteholder.

(d) In the case of any amendment pursuant to Section 9.2 of the Credit and Security Agreement, the consent of the 20    -   Exchange Noteholder shall be deemed to have been granted only upon receipt of the consent thereto by the Majority Noteholders.

SECTION 7.2. 20    -   Exchange Noteholders Entitled to Benefits of this Supplement. GM Financial, as Lender, will be the initial 20    -   Exchange Noteholder. Any subsequent 20    -   Exchange Noteholder, by accepting the 20    -   Exchange Note, will be deemed to have agreed to the terms and conditions of the Credit and Security Agreement and this Supplement and will be entitled to the benefits of the Credit and Security Agreement and this Supplement with the same effect as if such 20    -   Exchange Noteholder had been a party thereto or hereto.

SECTION 7.3. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 7.4. Submission to Jurisdiction; Service of Process. The Administrative Agent submits to the nonexclusive jurisdiction of any United States District Court sitting in New York and of any New York state court for purposes of all legal proceedings arising out of or relating to this Supplement. The Administrative Agent irrevocably waives, to the fullest extent it may do so, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Administrative Agent irrevocably appoints Wells Fargo Bank, National Association, at its Corporate Trust Office, as its authorized agent on which any and all legal process may be served in any such legal proceeding brought in any such court. If for any reason such agent ceases to be available to act as such, the Administrative Agent agrees to designate a new agent in the State of New York for receipt of service of legal process.

SECTION 7.5. Severability. If any one or more of the covenants, agreements, provisions or terms of this Supplement is held invalid, illegal or unenforceable, then such covenants, agreements, provisions and terms will be deemed severable from the remaining covenants, agreements, provisions and terms of this Supplement and will in no way affect the validity, legality or enforceability of the other covenants, agreements, provisions or terms of this Supplement.

SECTION 7.6. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 7.7. Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 7.8. No Petition. Each party to this Supplement covenants that for a period of one (1) year and one (1) day (or, if longer, any applicable preference period) after payment in full of the Notes, all Exchange Notes, and all distributions to all Certificateholders the payments on which are derived in any material part from amounts received with respect to any Trust Assets, it will not institute against, or join any Person in instituting against, the Issuer, the Depositor, the Borrower, the Settlor or the Holder of the Series CSA Interest Certificate any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the 20    -   Exchange Note, the Notes, this Supplement or any of the other Program Documents and agrees it will not cooperate with or encourage others to file a bankruptcy petition against the Issuer, the Depositor, the Borrower, the Settlor or the Holder of the Series CSA Interest Certificate during the same period.

SECTION 7.9. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Supplement is executed and delivered by [Owner Trustee], not individually or personally but solely as Owner Trustee, Administrative Trustee and Delaware Trustee of the Borrower, in the exercise of the powers and authority conferred and vested in it under the Titling Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Borrower is made and intended not as personal representations, undertakings and agreements by [Owner Trustee] but is made and intended for the purpose for binding only the Borrower, (c) nothing herein contained shall be construed as creating any liability on [Owner Trustee], individually or personally, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through or under the parties hereto, and (d) under no circumstances shall [Owner Trustee] be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this Supplement or the other related documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

ACAR LEASING LTD., as Borrower

By:	[OWNER TRUSTEE], not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM FINANCIAL, as Lender and as Servicer

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as Collateral Agent

By:
Name:
Title:

[Signature Page to the 20    -   Exchange Note Supplement]

Schedule A

Collateral Leases and Collateral Leased Vehicles in 20    -   Designated Pool

(CD on File with Collateral Agent)

SA-1

Exhibit A

Form of 20    -   Exchange Note

THIS 20    -   EXCHANGE NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY SECURITIES OR BLUE SKY LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS 20    -   EXCHANGE NOTE, AGREES THAT THIS 20    -   EXCHANGE NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY TO EITHER (1) A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING THEREOF IN RULE 144A UNDER THE SECURITIES ACT, THAT IS ALSO A QUALIFIED PURCHASER (A “QUALIFIED PURCHASER”) WITHIN THE MEANING THEREOF IN SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, (2) AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS A QUALIFIED PURCHASER OR (3) TO APGO TRUST OR ITS AFFILIATES, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF THE STATES OF THE UNITED STATES, AND SUBJECT TO THE RECEIPT BY THE BORROWER OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE BORROWER THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.

THIS 20    -   EXCHANGE NOTE MAY BE TRANSFERRED ONLY IN WHOLE AND NOT IN PART. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID FROM THE BEGINNING, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE PURCHASER OR TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE LENDER, THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY INTERMEDIARY.

EACH HOLDER OF THIS 20    -   EXCHANGE NOTE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT, AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF, (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (B) A “PLAN” (AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)), (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE ASSETS OF AN EMPLOYEE BENEFIT PLAN OR A PLAN DESCRIBED IN (A) OR (B) ABOVE BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY (COLLECTIVELY, A “BENEFIT PLAN INVESTOR”), OR (D) AN EMPLOYEE BENEFIT PLAN, A PLAN OR OTHER SIMILAR ARRANGEMENT THAT IS NOT A BENEFIT PLAN INVEST BUT IS SUBJECT TO FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT IS SUBJECT TO SECTION 4975 OF THE CODE (“SIMILAR LAW”), UNLESS SUCH HOLDER’S ACQUISITION, HOLDING AND DISPOSITION OF

THIS 20    -   EXCHANGE NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW. IN ADDITION, IF THE HOLDER IS, OR IS ACTING ON BEHALF OF OR INVESTING THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE FIDUCIARIES OF SUCH PLAN WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THEY HAVE BEEN INFORMED OF AND UNDERSTAND THE BORROWER’ INVESTMENT OBJECTIVES, POLICIES AND STRATEGIES AND THAT THE DECISION TO INVEST SUCH PLAN’S ASSETS IN THIS 20    -   EXCHANGE NOTE WAS MADE WITH APPROPRIATE CONSIDERATION OF RELEVANT INVESTMENT FACTORS WITH REGARD TO SUCH PLAN AND IS CONSISTENT WITH THE DUTIES AND RESPONSIBILITIES IMPOSED UPON FIDUCIARIES WITH REGARD TO THEIR INVESTMENT DECISIONS UNDER ERISA.

REGISTERED

No. 1

20    -   EXCHANGE NOTE

ACAR LEASING LTD., as Borrower (the “Borrower”), for value received, hereby promises to pay to AMERICREDIT FINANCIAL SERVICES, INC. D/B/A GM FINANCIAL (“GM Financial”), as 20    -   Exchange Noteholder (the “20    -   Exchange Noteholder”), for its benefit and the benefit of the other transferees from time to time acquiring interests herein pursuant to the 20    -   Exchange Note Supplement, dated as of             , 20     (the “Exchange Note Supplement”), among the Borrower, GM Financial, as Lender and Servicer, and Wells Fargo Bank, National Association, as Administrative Agent and as Collateral Agent, and other transferees or registered assigns, a principal sum equal to $            , payable on each Payment Date in an amount equal to the Exchange Note Principal Payment Amount for such Payment Date pursuant to Section 2.5 of the Exchange Note Supplement. The entire unpaid principal amount of this 20    -   Exchange Note will be due and payable on             , 20    . Capitalized terms used but not defined in this 20    -   Exchange Note are defined in Appendix 1 to the Exchange Note Supplement or Appendix A to the Amended and Restated Credit and Security Agreement, dated as of May 23, 2013 (the “Credit and Security Agreement”), among the Borrower, GM Financial, as Lender and Servicer, and Wells Fargo Bank, National Association, as Administrative Agent and as Collateral Agent.

The Borrower will pay interest on this 20    -   Exchange Note in an amount equal to the Exchange Note Interest Payment Amount until the principal of this 20    -   Exchange Note is paid or made available for payment. The amount of interest due on this 20    -   Exchange Note on each Payment Date will be calculated on the basis of the Exchange Note Balance outstanding on each day of such Exchange Note Interest Period (after giving effect to all payments of principal made on the preceding Payment Date), and will be subject to certain limitations contained in Section 2.4 of the Exchange Note Supplement. Such principal of and interest on this 20    -   Exchange Note will be paid in the manner specified on the reverse hereof.

The principal of and interest on this 20    -   Exchange Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Borrower with respect to this 20    -   Exchange Note will be applied to interest on and principal of this 20    -   Exchange Note in the manner set forth in the Exchange Note Supplement.

Reference is made to the further provisions of this 20    -   Exchange Note set forth on the reverse hereof, which will have the same effect as though fully set forth on the face of this 20    -   Exchange Note.

Unless the certificate of authentication hereon has been executed by the Administrative Agent whose name appears below by manual or facsimile signature, this 20    -   Exchange Note will not be entitled to any benefit under the Credit and Security Agreement or the Exchange Note Supplement referred to on the reverse hereof, or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Borrower has caused this instrument to be signed, manually or in facsimile, by its Authorized Person, as of the date set forth below.

ACAR LEASING LTD., as Borrower

By:	[OWNER TRUSTEE], not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory

Date:             , 20

ADMINISTRATIVE AGENT’S CERTIFICATE OF AUTHENTICATION

This is the 20    -   Exchange Note designated above and referred to in the within-mentioned Exchange Note Supplement.

Date:             , 20

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Administrative Agent

By:
Authorized Signatory

REVERSE OF 20    -   EXCHANGE NOTE

This 20    -   Exchange Note is one of the duly authorized issue of Exchange Notes, which may be issued under the Credit and Security Agreement, to which Credit and Security Agreement and all Exchange Note Supplements that are supplemental thereto reference is made for a statement of the respective rights and obligations thereunder of the Borrower, the Lender, the Servicer, the Administrative Agent, the Collateral Agent and the 20    -   Exchange Noteholders. This 20    -   Exchange Note is subject to all terms of the Credit and Security Agreement and the Exchange Note Supplement. In the event of a conflict between the terms of this 20    -   Exchange Note, the terms of the Credit and Security Agreement and the terms of the Exchange Note Supplement, the Exchange Note Supplement will prevail.

Interest on and principal of this 20    -   Exchange Note will be payable in accordance with the priority of payments set forth in Section 5.1 of the Exchange Note Supplement.

Principal of this 20    -   Exchange Note will be payable on each Payment Date in an amount equal to the Exchange Note Principal Payment Amount for such Payment Date. “Payment Date” means the     th day of each calendar month or, if any such day is not a Business Day, the next Business Day, commencing             , 20    .

As described on the face hereof, the entire unpaid principal amount of this 20    -   Exchange Note will be due and payable on the Exchange Note Final Scheduled Payment Date. Notwithstanding the foregoing, the entire unpaid principal amount of this 20    -   Exchange Note will be due and payable on the date on which an Exchange Note Default with respect to this 20    -   Exchange Note has occurred and is continuing and the 20    -   Exchange Noteholder has declared this 20    -   Exchange Note to be immediately due and payable, or the 20    -   Exchange Note has automatically been declared immediately due and payable, in each case in the manner provided in the Credit and Security Agreement and the Exchange Note Supplement.

Payments of interest on this 20    -   Exchange Note on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this 20    -   Exchange Note, will be made either by wire transfer in immediately available funds, to the account of the 20    -   Exchange Noteholder or an account designated by the 20    -   Exchange Noteholder at a bank or other entity having appropriate facilities therefor if such 20    -   Exchange Noteholder has provided to the Exchange Note Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed first-class mail postage prepaid to the 20    -   Exchange Noteholder’s address as it appears on the Exchange Note Register prior to such Payment Date, except that the final installment of principal payable on this 20    -   Exchange Note on a Payment Date or the Exchange Note Final Scheduled Payment Date will be payable only upon the presentation and surrender of this 20    -   Exchange Note in the manner set forth the Credit and Security Agreement. Such payments will be made without requiring that this 20    -   Exchange Note be submitted for notation of payment. Any reduction in the principal amount of this 20    -   Exchange Note effected by any payments made on any Payment Date or due to a reallocation of any Collateral Lease Agreements and Collateral Leased Vehicle from the 20    -   Designated Pool will be binding upon all future 20    -   Exchange Noteholders of this 20    -   Exchange Note and of any 20    -   Exchange Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted

hereon. If funds are expected to be available, as provided in the Exchange Note Supplement and the Credit and Security Agreement, for payment in full of the then remaining unpaid principal amount of this 20    -   Exchange Note on a Payment Date, then the Administrative Agent will notify the 20    -   Exchange Noteholder of the date on which the Borrower expects that the final installment of principal of and interest on this 20    -   Exchange Note will be paid not later than 5 days prior to such date. Such notice will specify that such final installment will be payable only upon presentation and surrender of this 20    -   Exchange Note and will specify the place where this 20    -   Exchange Note may be presented and surrendered for payment of such installment.

As provided in the Exchange Note Supplement, the principal amount of this 20    -   Exchange Note may be decreased from time to time, in the manner and to the extent described in Section 2.6 of the Exchange Note Supplement.

The transfer of this 20    -   Exchange Note is subject to the restrictions on transfer specified on the face hereof and to the other limitations set forth in the Credit and Security Agreement and the Exchange Note Supplement. Subject to the satisfaction of such restrictions and limitations, the transfer of this 20    -   Exchange Note may be registered on the Exchange Note Register upon surrender of this 20    -   Exchange Note for registration of transfer at the office or agency designated by the Borrower pursuant to the Credit and Security Agreement, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Administrative Agent duly executed by the 20    -   Exchange Noteholder hereof or the 20    -   Exchange Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Exchange Note Registrar, and thereupon a new 20    -   Exchange Note in the same aggregate principal amount will be issued to the designated transferee. No service charge will be charged for any registration of transfer or exchange of this 20    -   Exchange Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

The 20    -   Exchange Noteholder, by accepting this 20    -   Exchange Note acknowledges and agrees that (i) if an Insolvency Event occurs with respect to the Borrower, any claim that the 20    -   Exchange Noteholder may seek to enforce at any time against the Borrower will be limited in recourse to the 20    -   Designated Pool and (ii) if, notwithstanding clause (i), the 20    -   Exchange Noteholder is deemed to have any claim against the assets of the Borrower other than the assets included in the 20    -   Designated Pool, whether by operation of law, legal process, pursuant to insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code), such claim will be subordinate to the payment in full, including post-petition interest, of the claims of the Lender and the holders of (A) all other Exchange Notes and (B) in the case of assets allocated to a Series Interest other than the Series CSA Interest, all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the Borrower and all related hedging arrangements.

THE RECITATION SET FORTH IN THE PRECEDING PARAGRAPH WILL BE DEEMED TO CONSTITUTE AN ENFORCEABLE SUBORDINATION AGREEMENT WITHIN THE MEANING OF SECTION 510(A) OF THE BANKRUPTCY CODE.

The 20    -   Exchange Noteholder, by accepting this 20    -   Exchange Note, covenants and agrees that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of all obligations under the Credit and Security Agreement, the Exchange Note Supplement, the Exchange Notes, the outstanding Certificates and any other outstanding Securities, it will not institute against the Borrower or the Settlor, or join in any institution against the Borrower or the Settlor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to this 20    -   Exchange Note, the Credit and Security Agreement, the Exchange Note Supplement or any of the other Program Documents.

The Borrower has entered into the Exchange Note Supplement and this 20    -   Exchange Note is issued with the intention that, for U.S. federal, State and local income, single business and franchise tax purposes, this 20    -   Exchange Note will qualify as indebtedness of the Borrower. The 20    -   Exchange Noteholder, by its acceptance of this 20    -   Exchange Note, will be deemed to agree to treat this 20    -   Exchange Note for U.S. federal, State and local income, single business and franchise tax purposes as indebtedness of the Borrower.

Prior to the due presentment for registration of transfer of this 20    -   Exchange Note, the Borrower and the Administrative Agent and any agent of the Borrower or the Administrative Agent may treat the Person in whose name this 20    -   Exchange Note (as of the day of determination or as of such other date as may be specified in the Exchange Note Supplement) is registered as the owner hereof for all purposes, whether or not this 20    -   Exchange Note be overdue, and, to the fullest extent permitted by applicable law, none of the Borrower, the Administrative Agent or any such agent will be affected by notice to the contrary.

The Credit and Security Agreement permits the amendment thereof (in any manner and for any purpose) by the Borrower, the Collateral Agent, the Lender and the Administrative Agent so long as each Exchange Noteholder of an Outstanding Exchange Note has consented to such amendment. The Credit and Security Agreement also permits the amendment thereof to amend or waive certain terms and conditions set forth therein without the consent of the Noteholders provided that certain conditions are satisfied. Any such consent by the 20    -   Exchange Noteholder will be conclusive and binding upon the 20    -   Exchange Noteholder and upon all future holders of this 20    -   Exchange Note and of any 20    -   Exchange Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this 20    -   Exchange Note.

The term “Borrower”, as used in this 20    -   Exchange Note, includes any successor to the Borrower under the Credit and Security Agreement.

This 20    -   Exchange Note is issuable only in registered form as provided in the Credit and Security Agreement and the Exchange Note Supplement, subject to certain limitations therein set forth.

This 20    -   Exchange Note, the Credit and Security Agreement and the Exchange Note Supplement will be governed by, and construed in accordance with the laws of the State of New York.

No reference herein to the Credit and Security Agreement or the Exchange Note Supplement, and no provision of this 20    -   Exchange Note or of the Credit and Security Agreement will alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this 20    -   Exchange Note at the time, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Program Documents, none of Wells Fargo Bank, National Association, in its individual capacity, or any of its affiliates, partners, beneficiaries, agents, officers, directors, employees or successors or assigns will be personally liable for, nor will recourse be had to any of them for, the payment of principal or of interest on this 20    -   Exchange Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Credit and Security Agreement or the Exchange Note Supplement. The 20    -   Exchange Noteholder, by its acceptance hereof, agrees that, except as expressly provided in the Program Documents, in the case of an Exchange Note Default under the Credit and Security Agreement or the Exchange Note Supplement, the 20    -   Exchange Noteholder will have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein will be taken to prevent recourse to, and enforcement against, the assets of the Borrower for any and all liabilities, obligations and undertakings contained in the Credit and Security Agreement, the Exchange Note Supplement or in this 20    -   Exchange Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers without recourse unto

(name and address of assignee)

the within 20    -   Exchange Note and all rights thereunder, and hereby irrevocably constitutes and appoints                     , attorney, to transfer said 20    -   Exchange Note on the books kept for registration thereof, with full power of substitution in the premises.

Date:

Signature Guaranteed:*

*

Note: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within 20    -   Exchange Note in every particular, without alteration, enlargement or any change whatsoever.

APPENDIX 1

DEFINITIONS

A1-1